UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 17, 2006

NanoSensors, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Wyatt Drive, Suite No. 2
Santa Clara, CA 95054
(Address and zip code of principal executive offices)

(408) 855-0051
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2006, management of NanoSensors, Inc. (the “Company”), concluded that the Company’s interim financial statements included in its Quarterly Report on Form 10-QSB for the quarter ended May 31, 2006 (the “Original Form 10-QSB”) should no longer be relied upon due to improper valuation and accounting of certain non-cash items.

The Company determined that the fair values of the warrants issued to the investors and the selling agents in its recent private placement had not been properly valued and accounted for in the financial statements included in its Original Form 10-QSB. Accordingly, the Company will restate its financial statements for the three and six months ending May 31, 2006 to reflect these corrections. The Company expects to file an amended Form 10-QSB for the three and six months ended May 31, 2006 with the SEC as soon as feasible.

The Company does not believe this revision will have any effect on reported results for any other prior periods. The Company’s management has discussed the matters disclosed in this Form 8-K with Lazar Levine & Felix, LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By:	/s/ Ted L. Wong
Name: Ted L. Wong
Title: Chief Executive Officer and President
Date: October 18, 2006